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                                 EXHIBIT   16.1
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                          [GRANT THORNTON LETTERHEAD]



June 9, 1995


Securities and Exchange Commission
Washington, DC 20549

Re:      NRP Inc.
         File No. 0-14315

Dear Sir or Madam:

We have read item 4 of the Form 8-K of NRP dated June 9, 1995 and agree with the statements contained therein.

Very truly yours,

/s/ GRANT THORNTON LLP